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                                                                    Exhibit 4.20


                      SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT is made as of this 18th day of December, 2001, by and among PHILADELPHIA SUBURBAN WATER COMPANY, a Pennsylvania corporation ("Borrower"), the several banks which are parties to this Agreement (each a "Bank" and collectively, "Banks") and PNC BANK, NATIONAL ASSOCIATION in its capacity as agent for Banks (in such capacity, "Agent").

                                   BACKGROUND

         A. Borrower, Agent and certain Banks are parties to a Credit Agreement, dated as of December 22, 1999, as amended by a First Amendment to Credit Agreement dated as of November 28, 2000 (as so amended, the "Credit Agreement"), pursuant to which those Banks agreed to make revolving credit loans to Borrower in an aggregate outstanding amount of up to $50,000,000 (the "Loans"). The Loans are evidenced by Borrower's Revolving Credit Notes in the aggregate principal face amount of $50,000,000 (the "Notes").

         B. Borrower, Agent and Banks desire to increase the amount of the facility by $20,000,000, increase the Commitment of Citizens Bank of Pennsylvania (successor by assignment from Mellon Bank, N.A.) ("Citizens"), add Fleet National Bank ("Fleet") as an additional Bank under the Credit Agreement, modify certain covenants in the Credit Agreement and extend the Termination Date of the facility, all on the terms and subject to the conditions herein set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

         1. Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         2. Amendments to Credit Agreement. Effective on December 18, 2001 (the "Effective Date") the Credit Agreement is hereby amended as follows:

         (a) The definition of Termination Date in Section 1.1 is hereby amended and restated to read in full as follows:

                  " "Termination Date": the earlier of (a) December 16, 2002 or any later date to which the Termination Date shall have been extended pursuant to subsection 2.8(d) hereof and (b) the date the Commitments are terminated as provided herein."

         (b) Subsection 6.2(vii) is hereby amended and restated to read in full as follows:

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                           "(vii)   indebtedness to the Pennsylvania
                  Infrastructure Investment Authority for the purchase of capital assets; and"

         (c) The amount of the Total Commitment is hereby increased from $50,000,000 to $70,000,000 and any references to "$50,000,000" in the Credit
Agreement shall be changed to "$70,000,000." $5,000,000 of such increase shall be allocated to Citizens increasing its Commitment from $12,500,000 to $17,500,000 and $15,000,000 of such increase shall become the Commitment of Fleet upon its joinder as a party to the Credit Agreement as provided hereunder.

         (d) To give effect to the increase in the Total Commitment, the joinder of Fleet and the change in the Commitment of Citizens, Schedule I to the Credit Agreement is hereby amended and replaced with Schedule I attached hereto.

         3. Joinder of Fleet. Effective on the Effective Date, Fleet hereby joins in and becomes a party to the Credit Agreement with a Commitment of $15,000,000, agrees to be bound by the provisions of the Credit Agreement and shall have the rights and obligations of a Bank thereunder and under any other document issued in connection therewith. Fleet hereby makes and agrees to be bound by all of the representations, warranties and agreements set forth in
Section 9.6(c) of the Agreement as if it were an assignee of its Commitment under the provisions of Section 9.6.

         4. Replacement and Additional Notes. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Citizens a replacement Revolving Credit Note in the face amount of $17,500,000 and to Fleet a Revolving Credit Note in the face amount of $15,000,000 in each case in the form of Exhibit B-2 attached to the Credit Agreement. Such replacement Revolving Credit Note to Citizens shall evidence any outstanding Revolving Credit Loans and upon receipt thereof the existing Revolving Credit Note to Citizens shall be cancelled and returned to Borrower.

         5. Adjusting Payments. Prior to the Effective Date Agent shall notify each Bank as to the adjusting payments which will be required to be made to the outstanding Revolving Credit Loans of each Bank in order to give effect to the increase in the Total Commitment and the increase to and addition of the individual Commitments of certain Banks pursuant to the provisions of Sections 2(c) and 3 above so that after such adjusting payments are made each Bank's outstanding Revolving Credit Loans evidenced by such Bank's Revolving Credit Note shall be in an amount equal to its Commitment Percentage of all outstanding Revolving Credit Loans. On the Effective Date each Bank agrees to pay to the other Banks the amounts, if any, specified by Agent in such notice.
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         6. Merger of Borrower. Borrower has advised Agent and Banks that on or about December 31, 2001 Borrower and its Pennsylvania affiliates will merge with and into Pennsylvania Suburban Water Company, a Pennsylvania corporation ("PSWC") and has requested that Banks consent to such merger (the "Merger"). Notwithstanding the provisions of Section 6.4, Banks hereby consent to the Merger subject to compliance, to the satisfaction of Agent, with the following terms and conditions: (a) the Merger occurs no later than March 31, 2002 and after giving effect thereto PSWC (i) is and remains a wholly-owned subsidiary of the Parent Company, (ii) has a senior secured indebtedness rating (the "Debt Rating") from S&P of either AA- or A+ and (iii) shall have succeeded to and assumed all of the rights, obligations and liabilities of Borrower under the Credit Agreement and the Notes, (b) immediately after the Merger and after giving effect thereto (assuming that pro forma adjustments are made to the financial statements of Borrower reflecting the Merger) PSWC, as successor Borrower, is in compliance with the Credit Agreement and no Default or Event of Default shall be in existence or result from the Merger, and Borrower shall have delivered to Agent a certificate of a Responsible Officer certifying to the foregoing, (including detailed calculations demonstrating pro forma compliance with all financial covenants), (c) if the Debt Rating of PSWC is A+, the interest rate margin above the Eurodollar Rate for purposes of Section 2.6(b) of the Credit Agreement shall be increased from twenty two and one-half basis points (.225%) to thirty two and one-half basis points (.325%) effective as of the effective date of the Merger, and (d) PSWC, as successor Borrower, shall, at Agent's request, execute and deliver such filings, agreements, documents and instruments as Agent shall have reasonably requested to evidence and confirm the completion of the Merger consistent with the terms and conditions hereof, including evidence from S&P of the Debt Rating of PSWC, and the succession of PSWC as Borrower under the Credit Agreement and the Notes. Agent will provide Banks with notice of the effective date of the Merger and with copies of each such filing, agreement, document and instrument executed and/or delivered by Borrower and/or Agent in compliance with this Section.

         7. Loan Documents. Except where the context clearly requires otherwise, all references to the Credit Agreement in any of the Loan Documents or any other document delivered to Banks or Agent in connection therewith shall be to the Credit Agreement as amended by this Agreement.

         8. Borrower's Ratification. Borrower agrees that it has no defenses or set-offs against Banks or Agent or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Borrower hereby ratifies and confirms its obligations under the Loan Documents as amended hereby and agrees that the execution and delivery of this Agreement does not in any way diminish or invalidate any of its obligations thereunder.

         9. Representations and Warranties. Borrower hereby represents and warrants to Agent and Banks that:

              (a) Except as otherwise previously disclosed to Agent and Banks, the representations and warranties made in the Credit Agreement, as amended by this Agreement, are true and correct as of the date hereof;

              (b) No Default or Event of Default under the Credit Agreement exists on the date hereof; and

              (c) This Agreement and the replacement and additional Revolving Credit Notes have been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms.
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         All of the above representations and warranties shall survive the making of this Agreement.

         10. Conditions Precedent. The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of Agent and its counsel, of the following conditions precedent on or before the Effective Date:

              (a) Borrower shall have delivered to Agent, with copies or counterparts for each Bank as appropriate, the following, all of which shall be in form and substance satisfactory to Agent and shall be duly completed and executed:

              (i)     This Agreement;

              (ii) The replacement Revolving Credit Note to Citizens and the additional Revolving Credit Note to Fleet;

              (iii) Copies, certified by the Secretary or an Assistant Secretary of Borrower of resolutions of the board of directors of Borrower in effect on the date hereof authorizing the execution, delivery and performance of this Agreement and the replacement and additional Revolving Credit Notes and the other documents and transactions contemplated hereby;

              (iv) Copies, certified by its corporate secretary of the articles of incorporation, certificate of formation, and by-laws of Borrower as in effect, or a certificate stating that there have been no changes to any such documents since the most recent date, true and correct copies thereof were delivered to Agent;

              (v) Copies of the proposed terms and conditions of the Merger as they exist on the date hereof; and

              (vi) Such additional documents, certificates and information as Agent or Banks may require pursuant to the terms hereof or otherwise reasonably request.

              (b) The representations and warranties set forth in the Credit Agreement shall be true and correct on and as of the date hereof.

              (c) No Default or Event of Default shall have occurred and be continuing as of the date hereof.

              (d) Borrower shall have paid to Agent for the benefit of Banks an additional fee of $42,000 to be distributed to Banks pro rata in accordance with their Commitments (after giving effect to the increase and adjustment in the Commitments provided herein).


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          11. Miscellaneous.

              (a) All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to Agent and Banks in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

              (b) The execution, delivery and effectiveness of this Agreement shall neither operate as a waiver of any right, power or remedy of Agent or Banks under any of the Loan Documents nor constitute a waiver of any Default or Event of Default or default thereunder.

              (c) In consideration of Agent's and Banks' agreement to amend the existing credit facility, Borrower hereby waives and releases Agent and Banks and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or failure whatsoever and howsoever arising that it ever had up until, or has as of, the date of this Agreement.

              (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

              (e) In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

              (f) This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

              (g) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (h) The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.



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                 IN WITNESS WHEREOF, Borrower, Agent and Banks have caused this
Agreement to be executed by their duly authorized officers as of the date first above written.

                              PHILADELPHIA SUBURBAN
                                 WATER COMPANY


                              By: /s/ Kathy L. Pape
                                  --------------------------------------------
                                    Title: Vice President and Treasurer


                              PNC BANK, NATIONAL ASSOCIATION, as a
                              Bank and as Agent


                              By: /s/ Frank Pugliese
                                  --------------------------------------------
                                    Title: Vice President


                              FIRST UNION NATIONAL BANK


                              By: /s/ Jeffrey Stottler
                                  --------------------------------------------
                                    Title:


                              CITIZENS BANK OF PENNSYLVANIA
                              (successor by assignment from Mellon Bank, N.A.)


                              By: /s/ Mark Tori
                                  --------------------------------------------
                                    Title:


                              FLEET NATIONAL BANK


                              By: /s/ Tracy L. Hawkins
                                  --------------------------------------------
                                  Title: Senior Vice President